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                                                                  EXHIBIT (1)(e)
                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                PAINEWEBBER REGIONAL FINANCIAL GROWTH FUND INC.

     Pursuant to Section 2-605(a)(4) and 2-607 of the Annotated Code of Maryland, PaineWebber Regional Financial Growth Fund Inc. ("Corporation") hereby adopts the following Articles of Amendment to the Corporation's Articles of Incorporation, effective as of December 18, 1995;

     FIRST: The name of the Corporation designated as "PaineWebber Regional Financial Growth Fund Inc." is changed to "PaineWebber Financial Services Growth Fund Inc."

     SECOND:   The Amendment contained herein was approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by Section 2-605(a)(4) of the Annotated Code of Maryland to be made without action by the stockholders of the Corporation.

     THIRD: The Corporation is registered with the Securities and Exchange Commission as an open end investment company under the Investment Company Act of 1940, as amended.

     IN WITNESS WHEREOF, the undersigned Vice President of the Corporation hereby executes these Articles of Amendment on behalf of the Corporation, acknowledging them to be the act of the Corporation, and certifies under the penalties for perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


Date:  December 28, 1995               PAINEWEBBER REGIONAL FINANCIAL
                                         GROWTH FUND INC.


Attest:  /s/ Ilene Shore               By:  /s/ Gregory K. Todd
         ------------------------           ---------------------------
         Ilene Shore                        Gregory K. Todd
         Assistant Secretary                Vice President and
                                              Assistant Secretary


New York, New York  (ss)

Subscribed and sworn to before me this 28th day of December, 1995.


/s/ Stephanie Hemphill-Johnson
------------------------------
         Notary Public

   STEPHANIE HEMPHILL-JOHNSON
Notary Public. State of New York
        No. 24-476360
    Qualified in Kings County
    Commission Expires 6-30-97